EXHIBIT 99.1

Edgewater Reports Fourth Quarter and Full Year 2015 Results

WAKEFIELD, Mass., March 02, 2016 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, reported financial results for the fourth quarter and full year periods ended December 31, 2015.

Fourth Quarter 2015 Highlights

  Acquired M2 Dynamics, Inc., an Oracle Platinum Partner providing Enterprise Performance Management and Business Intelligence solutions; and
  Amended and expanded existing credit facility allowing borrowing of up to $15.0 million, with a $5.0 million accordion feature.

Fourth Quarter 2015 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $28.4 million compared to $27.4 million;
  Service revenue was $24.3 million compared to $23.5 million;
  Gross profit was $9.8 million, or 34.4% of total revenue, compared to $10.0 million, or 36.3% of total revenue;
  Gross profit margin related to service revenue was 34.7% compared to 36.9%;
  Utilization was 67.2% compared to 73.9%;
  Net loss was $(4.6) million, or $(0.40) per diluted share, compared to net income of $656,000, or $0.05 per diluted share.  Net loss during the fourth quarter included an aggregate of $1.3 million of non-recurring charges associated with the M2 Dynamics acquisition and the consent solicitation and $3.6 million in non-cash deferred tax charges associated  with the write-off of a state net operating loss carryforward and an increase in the valuation allowance against the carrying value of our deferred tax attributes;
  Adjusted EBITDA (a non-GAAP measure) was $1.6 million, or 5.7% of total revenue, and $0.12 per diluted share (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $1.8 million, or 6.4% of total revenue, and $0.13 per diluted share; and
  Cash flow provided by operating activities was $2.4 million compared to $380 thousand.

Full Year 2015 Highlights

  Secured first-time engagement with 139 new customers;
  Completed three strategic acquisitions (Zero2Ten, Inc., Branchbird LLC and M2 Dynamics Inc.), further expanding the Company’s depth and breadth of service offerings and domestic footprint; and
  Extended $23.1 million stock repurchase program to September 23, 2016.

Full Year 2015 Financial Results vs. Same Year-Ago Period

  Total revenue was $116.7 million compared to $113.0 million;
  Service revenue was $98.8 million compared to $96.6 million;
  Gross profit was $39.6 million, or 33.9% of total revenue, compared to $41.4 million, or 36.6% of total revenue;
  Gross profit margin related to service revenue was 35.0% compared to 39.0%;
  Utilization was 69.5% compared to 76.7%;
  Net loss was $(4.1) million, or $(0.35) per diluted share, compared to net income of $4.1 million, or $0.31 per diluted share.  Net loss during 2015 included an aggregate of $2.2 million of non-recurring charges associated with our 2015 acquisitions and the consent solicitation and $3.6 million in non-cash deferred tax charges associated  with the write-off of a state net operating loss carryforward and an increase in the valuation allowance against the carrying value of our deferred tax attributes;
  Adjusted EBITDA was $6.8 million, or 5.8% of total revenue, and $0.51 per diluted share, compared to Adjusted EBITDA of $9.0 million, or 7.9% of total revenue, and $0.68 per diluted share; and
  Cash flow provided by operating activities was $3.3 million compared to $5.8 million.

Management Commentary

“We are excited about the three strategic acquisitions completed during 2015,” said Shirley Singleton, Edgewater’s chairman, president and CEO.  “The acquisitions bring quality cloud credentials into our service mix, enhance our big data analytics capabilities, expand our geography and add scale to our business.    We did not see meaningful revenue contribution in 2015 from of our largest acquisition, M2 Dynamics, since it occurred in the latter weeks of December.  We anticipate that we will see the combined revenue and EBITDA benefit from these acquisitions as we move through 2016.

“Both total revenue and service revenue were up on a year-over-year quarterly basis.  Traditional seasonality, some EPM project delays, and one challenged project in which we were unable to fully recognize all revenue, had a direct impact on our fourth quarter service revenue and associated billable consultant utilization.

“The delays were primarily driven by customers requesting that project/phase kickoffs not occur during the holiday season or in the early stages of year-end closings.  While a proactive headcount reduction would serve to improve current utilization in the near term, it would endanger our ability to service the current backlog going forward.

“Profitability for the quarter was significantly affected by $3.6 million of non-cash deferred tax and valuation allowance adjustments, $1.3 million in non-recurring costs and lower billable consultant utilization.

“Backlog remains strong, and early first quarter 2016 indications are that utilization is moving in the right direction.  We estimate that service revenue for the first quarter of 2016 to be in the range of $27.0 million to $28.0 million.”

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, March 2, 2016) at 10:00 a.m. Eastern time to discuss its fourth quarter and full year 2015 results.

Date: Wednesday, March 2, 2016
Time: 10:00 a.m. Eastern time
Dial-in number: 1-877-713-9347 / Passcode: 45368001
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 45368001) after 1:00 p.m. Eastern time through March 16, 2016.

About Edgewater

Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected first quarter 2016 service revenue, the anticipated trend in our billable consultant utilization, the strength of our sales pipeline,  our ability to continue to maintain and/or build backlog, our ability to successfully execute on our channel growth strategy, and the expected synergies from our 2015 acquisitions, including potential revenue and EBITDA benefits in 2016. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2014 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with the Company or inability or unwillingness of clients to pay for the Company's services, which may impact the Company's accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide the Company's services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the possibility that activist stockholders may wage proxy contests or gain representation on or control of the Board of Directors, causing disruption and/or uncertainty to the Company's business, customer relationships and employee retention; (13) the failure of the marketplace to embrace advisory and product-based consulting services; (14) the inability to successfully integrate the 2015 acquisitions or achieve the expected synergies; and/or (15) changes in the Company's utilization levels.  In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I - Item IA. Risk Factors” in our 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$11,981	$26,768
Accounts receivable, net	27,753	24,654
Prepaid expenses and other current assets	1,071	1,053
Total current assets	40,805	52,475
Property and equipment, net	824	1,029
Goodwill and intangible assets, net	41,900	12,529
Deferred tax assets, net	24,032	27,170
Other assets	230	210
Total Assets	$107,791	$93,413

Liabilities and Stockholders’ Equity
Accounts payable	$586	$315
Accrued liabilities	22,925	16,142
Deferred revenue	2,428	1,516
Total current liabilities	25,939	17,973
Long-term debt	5,000	-
Long-term portion of contingent earnout consideration	3,468	-
Long-term liabilities	-	411
Total liabilities	34,407	18,384
Stockholders' Equity	73,384	75,029
Total Liabilities and Stockholders' Equity	$107,791	$93,413

Shares Outstanding	11,859	11,440

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015		2014	2015		2014
Revenue:
Service revenue		$24,344	$23,464		$98,827	$96,604
Software		2,559	2,198		10,859	8,118
Reimbursable expenses		1,512	1,762		7,018	8,267
Total revenue		28,415	27,424		116,704	112,989

Cost of revenue:
Project and personnel costs		15,893	14,806		64,258	58,912
Software costs		1,234	899		5,838	4,444
Reimbursable expenses		1,512	1,762		7,018	8,267
Total cost of revenue		18,639	17,467		77,114	71,623
Gross profit		9,776	9,957		39,590	41,366

Selling, general and administrative		8,536	8,585		34,592	34,145
Direct acquisition costs		822	-		1,754	-
Consent solicitation expenses		495	-		495	-
Lease abandonment charge		-	-		-	400
Embezzlement loss recovery		-	-		(250)	(1,529)
Depreciation and amortization		599	226		1,517	928
Operating (loss) income		(676)	1,146		1,482	7,422

Other expense, net		739	34		2,013	181
(Loss) income before income taxes		(1,415)	1,112		(531)	7,241
Tax provision		3,226	456		3,529	3,177
Net (loss) income	$	(4,641)	$656	$	(4,060)	$4,064

BASIC (LOSS) EARNINGS PER SHARE:
Basic (loss) earnings per share	$	(0.40)	$0.06	$	(0.35)	$0.37
Weighted average shares outstanding – Basic		11,630	11,246		11,505	11,131

DILUTED (LOSS) EARNINGS PER SHARE:
Diluted (loss) earnings per share	$	(0.40)	$0.05	$	(0.35)	$0.31
Weighted average shares outstanding – Diluted		11,630	13,098		11,505	13,090

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flow provided by (used in):
Operating activities	$2,411	$380	$3,261	$5,768
Investing activities	(16,764)	(77)	(24,467)	(260)
Financing activities	5,546	660	6,451	975
Effect of exchange rates on cash	(12)	(11)	(32)	(36)
Net (decrease) increase in cash and cash equivalents	$(8,819)	$952	$(14,787)	$6,447

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs (and loss recoveries). During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company’s operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and the second quarter of 2014, we recorded non-cash charges of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Consent solicitation expenses.  Consent solicitation expenses are expenses incurred to respond to activities and inquiries of Lone Star Value Management, including its consent solicitation. The Company has not incurred significant expenses in connection with such matters in historical periods, and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors with the ability to compare our period-over-period operating results from continuing operations.

Other expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2015	2014	2015	2014

Reported GAAP net (loss) income	$(4,641)	$656	$(4,060)	$4,064
Add: Income tax provision	3,226	456	3,529	3,177
Add: Depreciation and amortization	645	288	1,708	1,150
Add: Stock-based compensation expense	335	331	1,593	1,152
Add: Lease abandonment charge	-	-	-	400
Add: Direct acquisition costs	822	-	1,754	-
Less: Fullscope embezzlement loss recovery	-	-	(250)	(1,529)
Add: Consent solicitation expenses	495	-	495	-
Add: Other expense, net	739	34	2,013	181
Adjusted EBITDA[1]	$1,621	$1,765	$6,782	$8,955
Adjusted EBITDA per diluted share[1]	$0.12	$0.13	$0.51	$0.68
Diluted shares outstanding	13,521	13,098	13,388	13,090

Adjusted EBITDA as a % of total revenue[1]	5.7%	6.4%	5.8%	7.9%
Total revenue	$28,415	$27,424	$116,704	$112,989

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less other expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue, consent solicitation expenses and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

Company Contact:
Timothy R. Oakes
Chief Financial Officer
1-781-246-3343

Investor Relations
Three Part Advisors
Steven Hooser
1-214-872-2710
shooser@threepa.com